Exhibit 99.1

Gevo’s RNG Subsidiary Closes $40 Million in New Bond Sales, Refinances Debt, and Strengthens Gevo Balance Sheet

ENGLEWOOD, CO – July 10, 2025 – Gevo, Inc. (NASDAQ: GEVO) is pleased to announce that Barclays Capital Inc. has purchased $40 million of newly issued non-recourse tax-exempt private activity bonds (the “2025 Bonds”) issued by the Iowa Finance Authority for the benefit of Gevo’s wholly owned subsidiary, Gevo NW Iowa RNG, LLC (“Gevo RNG”). The bond proceeds were used to refinance $40 million of the previously issued Iowa Finance Authority Solid Waste Facility Revenue Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021 (Green Bonds) (the “Previous Bonds”), which were issued in the aggregate principal amount of $68.2 million and secured by an irrevocable direct pay letter of credit. This partial refinancing of the Previous Bonds enabled Gevo to release $40 million of restricted cash that was securing the letter of credit and increase its balance sheet liquidity by approximately $30 million after paying transaction costs and funding reserves associated with the 2025 Bonds.

Gevo expects to release additional restricted cash later this year by refinancing the remaining balance of the Previous Bonds through the issuance of an additional series of 2025 Bonds.

Gevo RNG generates renewable natural gas (“RNG”) by collecting manure on dairy farms and placing it in anaerobic digesters installed on those farms, where biogas is captured, then refined to serve as a more sustainable alternative to fossil natural gas as a transportation fuel. Gevo RNG sells the RNG into California via a marketing agent. In March 2025, Gevo RNG received California Air Resources Board (“CARB”) certification of a carbon intensity score of negative 339 gCO2e/MJ to be used in calculating California’s Low Carbon Fuel Standard (“LCFS”) credits. Under current LCFS modeling, RNG produced by Gevo RNG is expected to yield upwards of 175,000 metric tons of carbon dioxide equivalent greenhouse gas emissions reductions annually. Gevo continues to explore increased scaling and margin expansion opportunities for its RNG business, and how to leverage it synergistically with its other lines of business.

About Gevo

Gevo is a next-generation diversified energy company committed to fueling America’s future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including synthetic aviation fuel (“SAF”), motor fuels, chemicals, and other materials that provide U.S.-made solutions. By investing in the backbone of rural America, Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates one of the largest dairy-based RNG facilities in the United States, turning by-products into clean, reliable energy. Gevo also operates an ethanol plant with an adjacent carbon capture and sequestration (“CCS”) facility, further solidifying America’s leadership in energy innovation. Additionally, Gevo owns the world’s first production facility for specialty alcohol-to-jet (“ATJ”) fuels and chemicals. Gevo’s market-driven “pay for performance” approach regarding carbon and other sustainability attributes, helps ensure value is delivered to our local economy. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, see www.gevo.com.

About Barclays Capital Inc.

Barclays Capital Inc. (BCI) is a US registered broker-dealer and futures commission merchant (FCM) that serves clients worldwide. It's an affiliate of Barclays Bank PLC and is regulated by the SEC and FINRA. BCI offers a wide range of brokerage and investment services, including securities trading, investment advice, and financial planning.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters including, without limitation, the liquidity effects of the 2025 Bonds, the ability to refinance the Previous Bonds, expected greenhouse gas emission yields, expected expansion projects, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2024, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

Media Contact

Heather L. Manuel

VP, Stakeholder Engagement & Partnerships

PR@gevo.com

IR Contact

Eric Frey

VP, Finance & Strategy

IR@Gevo.com